EXHIBIT 4.5


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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)



                                       and



                          LEHMAN BROTHERS HOLDINGS INC.
                                    (Seller)



                                   ----------



                        MORTGAGE LOAN PURCHASE AGREEMENT



                          Dated as of December 1, 2004



                                   ----------



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                                TABLE OF CONTENTS

Section 1.    Transactions on or Prior to the Closing Date..................
Section 2.    Closing Date Actions..........................................
Section 3.    Conveyance of Mortgage Loan...................................
Section 4.    Depositor's Conditions to Closing.............................
Section 5.    Seller's Conditions to Closing................................
Section 6.    Representations and Warranties of Seller......................
Section 7.    Obligations of Seller.........................................
Section 8.    Reserved......................................................
Section 9.    Rating Agency Fees; Costs and Expenses Associated with a
               Defeasance...................................................
Section 10.   Representations and Warranties of Depositor...................
Section 11.   Survival of Certain Representations, Warranties and
               Covenants....................................................
Section 12.   Transaction Expenses..........................................
Section 13.   Recording Costs...............................................
Section 14.   Notices.......................................................
Section 15.   Examination of Mortgage File..................................
Section 16.   Successors....................................................
Section 17.   Governing Law.................................................
Section 18.   Severability..................................................
Section 19.   Further Assurances............................................
Section 20.   Counterparts..................................................
Section 21.   Treatment as Security Agreement...............................
Section 22.   Recordation of Agreement......................................



Schedule I    Schedule of Transaction Terms

Schedule II   Mortgage Loan Schedule for Lehman Loan

Schedule III  Exceptions with Respect to Seller's Representations and
               Warranties

Exhibit A     Representations and Warranties of Seller Regarding the Mortgage
               Loan

Exhibit B     Form of Lost Mortgage Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2004, is made by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                    RECITALS


            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement as in effect on the Closing Date.


            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller 50% of one co-originated mortgage loan identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (such co-originated mortgage loan, the "Whole Loan" or the "Time Warner Whole Loan"; the 50% of the Whole Loan being sold hereunder, the "Mortgage Loan"; and the remaining 50% of the Whole Loan, the "Other Loan"). Depositor intends to deposit the Mortgage Loan and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller, together with Column Financial, Inc. ("Column"), shall have delivered the Mortgage File with respect to the Mortgage Loan to Wells Fargo Bank, N.A., as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller, Column and the Trustee. The Depositor hereby acknowledges that it has entered into a separate mortgage loan purchase agreement with Column to purchase a pool of multifamily commercial mortgage loans that includes the Other Loan. The parties hereto acknowledge and agree that the Mortgage Loan Documents identified in clauses (b) through (r) of Section 3 will relate to the entire Whole Loan, and a single set of such Mortgage Loan Documents will be delivered with respect to both the Mortgage Loan and the Other Loan.

            Section 2. Closing Date Actions. The sale of the Mortgage Loan shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loan into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loan pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loan to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loan. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as expressly provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) the Mortgage Loan; and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or9 with respect to the Mortgage Loan after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loan after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for the Mortgage Loan shall consist of the following documents:

            (a) an original Note (or a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed by the Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of Mortgage, in recordable form (except for any missing recording information, execution by Column as the other assignor, and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information, execution by Column as the other assignor and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5," which assignment will be subject to execution by Column as the other assignor and may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with (if applicable) any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage lien on the Mortgaged Property relating to the Mortgage Loan;


            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee (subject, however, to any required action on the part of Column as the other assignor);

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any;

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee on behalf of the Certificateholders);

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loan;

            (q) any related environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof; and

            (r) if applicable post-Closing (and not for purposes of the Seller's delivery obligations), any additional documents required to be added to the Mortgage File pursuant to Section 3.20(i) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with the Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with (provided that with respect to clause (h)(B) above, if applicable) evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller or
Column: (i) shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company, or the Seller or Column, as applicable, to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee, if and when received, either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy the Seller's delivery requirements under this Section 3 with respect to the subject document(s).

            Notwithstanding the foregoing, in the event that, in connection with the Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed other than in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with (provided that with respect to clause (h)(B) above, if applicable) evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver any UCC Financing Statement assignment with the filing information of the related UCC Financing Statement with respect to the Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing office where such UCC Financing Statement has been delivered for filing, the Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that the Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            The Seller or Column may, at its sole cost and expense, but is not obligated to, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. In the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on such Seller; and, if the Seller does not engage a third party as contemplated by the immediately preceding sentence, then the Seller will still be liable for 50% of the recording and filing fees and expenses of the Assignments as and to the extent contemplated by
Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, the Seller shall (subject to the performance by Column of any required action on its part) deliver the Servicer File with respect to the Mortgage Loan to the Master Servicer under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. The Servicer File shall contain all documents and records in the Seller's possession relating to the Mortgage Loan (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any attorney/client privileged communications and documents prepared by the Seller or any of its Affiliates solely for internal communication or any draft documents, correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations).

            In addition, if any Additional Collateral with respect to the Mortgage Loan is in the form of a letter of credit as of the Closing Date, the Seller (subject to the performance by Column of any required action on its part) shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee.

            The Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, subject to the performance by Column of any required action on its part, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loan in the name of the Seller (if any), to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loan, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loan from Seller to Depositor pursuant hereto, the ownership of the Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loan hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loan to the Depositor, as provided herein, as a sale of the Mortgage Loan to the Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loan to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loan has been transferred to the Depositor and is no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loan to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of the Depositor's assignees) of the Mortgage Loan. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loan by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loan and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions in the Exception Report) shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to the Seller or the Mortgage Loan and the Mortgage File which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage File which shall have been delivered to and held by the Trustee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6 (subject to the exceptions in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by the Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loan or Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to a sale of the Mortgage Loan by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) If requested, the Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller and Column, the Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File. If requested by the Trustee or the Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loan.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (A) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (B) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.


            (ii) Seller has the full power, authority and legal right to hold, transfer and convey all of its right, title and interest in, to and under the Mortgage Loan and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all obligations of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's organizational documents; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loan.

            (iv) Seller is solvent and the sale of the Mortgage Loan (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loan, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loan, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loan, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loan constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loan.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loan pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loan does not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loan to the Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions in the Exception Report, are true and correct in all material respects as of the date hereof (or, in each case, as of such other date specifically set forth in the subject representation and warranty) with respect to the Mortgage Loan identified on Schedule II.

            (b) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (the "Replacement Mortgage Loan") that is substituted for the Mortgage Loan as a result of the existence of a Material Defect or a Material Breach, pursuant to
Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, the Replacement Mortgage Loan, if any, shall be deemed to constitute the "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loan and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage File or other documents evidencing or relating to the Mortgage Loan or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loan from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit A hereto and made by the Seller with respect to the Mortgage Loan, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii), or with respect to a Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to the Mortgage Loan has not been delivered to the Trustee within the time period required herein or (B) any such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Breach or Defect in all material respects; (ii) repurchase the affected Mortgage Loan at a price equal to 50% of the applicable Purchase Price for the Whole Loan; or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans for the Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay any Substitution Shortfall Amount (which Substitution Shortfall Amount shall be calculated based on a "Purchase Price" equal to 50% of the applicable Purchase Price for the Whole Loan) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code),
(iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and
(iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for the Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of the Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignments were sent for recordation, or a copy of the assignment and the related recording information; or (e) the absence from the Mortgage File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the Borrower.

            Any Defect or Breach which causes the Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement (so long as Seller received prompt notice thereof pursuant to this Section 7) or Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to the Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and
(iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loan to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File for the related Qualified Substitute Mortgage Loan), shall promptly release the Mortgage File, Servicer File, escrow funds and reserves for such Mortgage Loan (if any), or cause them to be released, to Seller and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of the Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the Mortgage Loan Documents.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase the Mortgage Loan constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting the Mortgage Loan.

            Notwithstanding the foregoing, if the Seller is required to repurchase the Mortgage Loan as provided in this Section 7, then the Seller shall have the option (in its sole discretion) to purchase the Whole Loan at the Purchase Price, provided that Column does not repurchase the Other Loan. In addition, if the Seller repurchases the Mortgage Loan as provided in this
Section 7 and the Other Loan remains in the Trust Fund because Column does not repurchase the Other Loan, then the Trust Fund shall reasonably negotiate a co-lender agreement with the Seller in form and substance satisfactory to both the Trust Fund and the Seller, subject to any Rating Agency confirmation pursuant to the Pooling and Servicing Agreement.

            Section 8. Reserved.

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay 50% of all Rating Agency fees (for the Whole
Loan) associated with an assumption of the Mortgage Loan to the extent such fees have not been paid by the Borrower and the Borrower is not required to pay them under the terms of the Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (xxviii)(1) set forth on Exhibit A hereto. The Seller shall pay 50% of all reasonable costs and expenses (for the Whole
Loan) associated with a defeasance of the Mortgage Loan to the extent such costs and expenses have not been paid by the Borrower and the Borrower is not required to pay them under the terms of the Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor; and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of, notice to or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 9 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. Whether or not this Agreement is terminated, both the Depositor and the Seller agree to pay the transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement.

            Section 13. Recording Costs. Seller agrees to reimburse the Trustee or its designee 50% of all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller or Column elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to the Mortgage Loan as provided in Section 3 of this Agreement, Seller or Column shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Depositor, addressed to the Depositor at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433, or such other address or telecopy number as may be designated by the Depositor to the Seller in writing, or, if to the Seller, addressed to the Seller at 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner, Telecopy No.: (646) 758-4203, or such other address or telecopy number as may be designated by the Seller to the Depositor in writing.

            Section 15. Examination of Mortgage File. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage File available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage File shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE DEPOSITOR EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE BROUGHT, HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS (UNLESS THEY REFUSE JURISDICTION); (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loan by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loan by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loan by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loan is held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loan:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loan, including the related Notes, Mortgages and title, hazard and other insurance policies, or any Replacement Mortgage Loan, and all distributions with respect thereto payable after the Cut-off Date;

            (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law.

            The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loan and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.


                                       LEHMAN BROTHERS HOLDINGS INC.,
                                          as Seller



                                       By:____________________________________
                                          Name:
                                          Title:


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          as Depositor



                                       By:____________________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of December 1, 2004, between Lehman Brothers Holdings Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement as in effect on the Closing Date.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Borrower" means the borrower under the Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated December 16, 2004, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C5, issued in multiple classes.

            "Closing Date" means December 28, 2004.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means the Due Date for the Mortgage Loan occurring in December 2004.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loan in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of the Agreement, which exceptions are set forth in Schedule III attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Loan Agreement" means, with respect to the Mortgage Loan, the loan agreement, if any, between the Mortgage Loan Originator and the Borrower, pursuant to which the Mortgage Loan was made.

            "Mortgage": With respect to the Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing the Note and creating a lien on the related Mortgaged Property.

            "Mortgage File" means, collectively, the documents and instruments pertaining to the Mortgage Loan required to be included in the Mortgage File pursuant to Section 3 (subject to the proviso in Section 1 of the Agreement).

            "Mortgage Loan Documents" means the documents and instruments pertaining to the Mortgage Loan to be included in either the Mortgage File or the Servicer File.

            "Mortgage Loan Originator" means the institution which originated the Mortgage Loan for the Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of the Borrower solely under the Mortgage Loan (but not the Other Loan), together with any rider, addendum or amendment thereto.

            "Offering Circular" means the confidential offering circular dated December 16, 2004, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of December 1, 2004, among the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Certificate Administrator, including, without limitation, the exhibits and schedules annexed thereto, as in effect on the Closing Date.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus, dated December 16, 2004, that is a part of the Depositor's registration statement on Form S-3 (File No. 333-116258).

            "Prospectus Supplement" means the Prospectus Supplement, dated December 16, 2004, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C and Class D Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to the Mortgage Loan which are required to be included in the Servicer File pursuant to Section 3 thereof.

            "Underwriters" means Credit Suisse First Boston LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., ABN AMRO Incorporated and J.P. Morgan Securities Inc.

            "Underwriting Agreement" means the Underwriting Agreement, dated December 16, 2004, between the Depositor and the Underwriters.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE


                Loan Group                                                                 Zip
 #    Crossed       #          Property Name           Address           City     State   Code
---   -------   ----------   ------------------   ------------------   --------   -----   -----
  1                      1   Time Warner Retail   10 Columbus Circle   New York    NY     10019

                                                             Sq. Ft./                                 Percentage of
                            Mortgage                          Rooms/      Original       Cut-off         Initial         Fee/
 #                      Property Seller                        Pads       Balance      Balance (1)    Pool Balance     Leasehold
---   ----------------------------------------------------   --------   ------------   ------------   -------------    ---------
  1   Column Financial, Inc. and Lehman Brothers Bank, FSB    343,161   $320,000,000   $320,000,000            17.1%      Fee

       Orig      Rem.         Orig             Rem.
      Amort.    Amort.      Term to          Term to        Interest     Monthly                                   Primary
 #     Term    Term (1)   Maturity (6)   Maturity (1) (6)     Rate       Payment     ARD (7)   Defeasance (9)   Servicing Fee
---   ------   --------   ------------   ----------------   --------    ----------   -------   --------------   -------------
  1      360        360            120                120     5.7670%   $1,870,890     N/A          Yes                0.0200%


         Master        Administration    Letter of
 #    Servicing Fee         Fees          Credit
---   -------------    --------------    ---------
  1          0.0100%           0.0313%      N/A

                                                                    SCHEDULE III

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exception to paragraph (i)
Time Warner Retail
Lehman Brothers Holdings Inc. owns 50% of the Time Warner Whole Loan.


Exception to paragraph (xviii)
Time Warner Retail
Lehman Brothers Holdings Inc. owns 50% of the Time Warner Whole Loan.


Exception to paragraph (xxviii)
Time Warner Retail
A majority interest in the Borrower can be directly or indirectly transferred or sold without the consent of the lender, provided that, following such transfer, certain person already holding indirect interests in the Borrower owns 12.5% or more of the membership interests in and controls managing members of the Borrower and, provided further that, prior to such transfer to persons other than those certain persons already holding indirect interests in the Borrower, the applicable rating agencies must approve such transfer and a substantive non-consolidation opinion must be provided by outside counsel reasonably acceptable to the lender and the applicable rating agencies, and such opinion must be in form, scope and substance reasonably acceptable to the lender and the applicable rating agencies.

                                                                       EXHIBIT A

                      REPRESENTATIONS AND WARRANTIES OF SELLER
                         REGARDING THE MORTGAGE LOAN

            (i) Immediately prior to the sale, transfer and assignment to the Depositor, neither the Note nor Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

            (ii) RESERVED.


            (iii) The Seller has full right and authority to sell, assign and transfer the Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of the Mortgage Loan;

            (iv) The Seller is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loan;

            (v) As of origination, to Seller's knowledge, based on the Borrower's representations and covenants in the Mortgage Loan Documents, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date;

            (vi) The Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the Borrower, any guarantor or their successors or assigns in connection with the Mortgage Loan is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no valid offset, defense, counterclaim, or right of rescission available to the Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) The Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) The assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed by or for the benefit of the Borrower, any guarantor or their successors or assigns in connection with the Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the mortgage file, the Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and (B) the Mortgaged Property has not been released from the lien of the Mortgage in any manner which materially interferes with the security intended to be provided by the Mortgage;

            (x) The Mortgage is a valid and enforceable first lien on the Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property of the Borrower located at and necessary to operate the Mortgaged Property; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the Borrower in the Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the Borrower in the Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of the Mortgage is a first priority lien on the fee and/or leasehold interest of the Borrower in the principal amount of the Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property (items (A), (B) and (C) collectively, "Permitted Encumbrances"); the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the Mortgaged Property is located (unless such state is Iowa) and is assignable (with the Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related mortgage file;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of the Mortgage Loan or the most recent inspection of the Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, the Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to cover the costs to remediate such damage and, as of the closing date for the Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected the Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected the Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) The Mortgage Loan does not have a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) The Mortgage Loan is a whole loan and contains no equity participation by Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of the Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the Mortgaged Property, the security provided by the Mortgage or the Borrower's operations at the Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to the Mortgage Loan have been complied with as of the date of origination of the Mortgage Loan;

            (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of the Mortgage Loan, and no other person has been granted or conveyed the right to service the Mortgage Loan or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to the Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail;

            (xxiii) The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; the Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; the Mortgage Loan obligates the Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A; and provided, further that a breach by the Borrower of any representation or warranty contained in the Mortgage Loan Document shall not constitute a non-monetary default, breach, violation or event of acceleration for purposes of this representation and warranty if the subject matter of such representation or warranty contained in the Mortgage Loan Document is also covered by any other representation or warranty made by the Seller in this Exhibit A;

            (xxv) The Mortgage Loan has not been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date, the Mortgage Loan is not 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or
(B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, the Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with the Mortgage Loan. A Phase I environmental report and a Phase II environmental report were conducted by a reputable environmental consulting firm in connection with the Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the Borrower and held by the related mortgagee; (B) an operations or maintenance plan has been required to be obtained by the Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related mortgage file. Such environmental insurance policy, if any, is in full force and effect, the premiums for such policy has been paid in full and the Trustee is named as an insured under such policy. To the best of the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, the Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) The Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), the Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the appraisal are within the boundaries of the Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage or the Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            (xxxi) Reserved;

            (xxxii) Reserved;

            (xxxiii) Reserved;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under the Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan;

            (xxxvi) There are no subordinate mortgages encumbering the Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, this Exhibit A or in the Exception Report to this Agreement;

            (xxxvii) The Mortgage Loan Documents require that the Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the Mortgage Loan, does not have any assets other than those related to its interest in the Mortgaged Property or its financing, or any indebtedness other than as permitted under the Mortgage Loan);

            (xxxviii) The Mortgage Loan prohibits the Borrower from mortgaging or otherwise encumbering the Mortgaged Property without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified therein and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loan;

            (xxxix) The Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) The Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at the Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower;

            (xlii) RESERVED.

            (xliii) RESERVED.

            (xliv) Except as disclosed in the Exception Report to this Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the Borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which the Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of the Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loan is being transferred as part of the Mortgage Loan;

            (xlviii) Except as disclosed in the Exception Report to this Agreement or the Prospectus Supplement with respect to the Mortgage Loan, the Mortgage Loan does not require the lender to release any portion of the Mortgaged Property from the lien of the Mortgage except upon (A) payment in full or defeasance of the Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the Mortgage Loan;

            (xlix) Any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for execution by Column and the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller s knowledge, (A) each commercial lease covering more than 10% of the net leaseable area of the Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the Mortgaged Property. If the Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) The Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation
Section 1.860G-1(b)(2);

            (liv) With respect to the Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Trust Mortgage Loan, the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Trust Mortgage Loan, the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificate rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for the Mortgage Loan provide that the Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the Mortgage Loan Documents, and (D) fraud by the Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

            (lvi) Reserved;

            (lvii) Reserved; and

            (lviii) The Seller has delivered to the Trustee or a custodian appointed thereby, with respect to the Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )




            _________________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of Lehman Brothers Holdings Inc. ("Lehman");

            2. that Lehman is the owner and holder of a mortgage loan in the original principal amount of $__________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________ located in _________________;

            3. (a) that Lehman , after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________ made by ____________, to Lehman Brothers Holdings Inc., under date of ______________ (the "Note");

            4. that the Note is now owned and held by Lehman;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except Lehman; and

            7. upon assignment of the Note by Lehman to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C5 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by Lehman to the Trustee), Lehman covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of Lehman's failure to deliver said original Note to the Trustee.


                                       LEHMAN BROTHERS HOLDINGS INC.



                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me
this ________ day of [           ], 2004